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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 31, 1999



                                MASCO CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


           DELEWARE                           1-5794                                       38-1794485
(State or Other Jurisdiction          (Commission File Number)            (IRS Employer Identification No.)
     of Incorporation)


        21001 VAN BORN ROAD
          TAYLOR, MICHIGAN                                                              48180

(Address of Principal Executive Offices)                                               (Zip Code)
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                                 (313) 274-7400

              (Registrant's telephone number, including area code)



          (Former Name or Former Address, if Changed Since Last Report)



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         ITEM 2.  OTHER EVENTS.

         On August 31, 1999, Masco Corporation, a Delaware corporation ("Masco") announced the acquisition of five companies. The acquisitions were all privately negotiated transactions and the sellers included private individuals, private trusts, investment management funds and institutions. There is no relationship between any of the sellers and Masco or any of Masco's affiliates, any director or officer of Masco or any associate of any director or officer of Masco.

         The Arrow  Fastener  Company was acquired by Masco on July 16, 1999.
Inrecon, L.L.C. was acquired by Masco on August 12, 1999. Superia Radiatoren,
N.V. was acquired by Masco on July 30, 1999.

         Both Behr Process Corporation and Mill's Pride, L.L.P, which are being accounted for on a "pooling of interests" basis, were acquired by Masco on August 31, 1999.

         A portion of the funds to complete the transactions came from Masco's working capital and a portion was financed through Masco's existing credit agreement with Morgan Guaranty Trust Company of New York, as agent.

         A more complete description of the companies acquired is included in the August 31, 1999 press release, a copy of which is attached hereto as Exhibit
99, announcing the above-named transactions.

         ITEM 7. EXHIBITS

         Exhibit 99. Press Release dated August 31, 1999.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                     MASCO CORPORATION

                                                 By:  /s/ John Leekley
                                                      ----------------
                                                      John Leekley
                                                      Senior Vice President and
                                                      General Counsel



Date: September 13, 1999













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                                  EXHIBIT INDEX


Exhibit No.                Description                      Sequential Page No.

99                Press Release dated August 31, 1999               5